Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road, Suite 600
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

Net sales increased 8.6% over the prior year;
Continued progress on strategic initiatives despite challenging inflation and supply chain environment

CHARLOTTE, N.C., November 1, 2022 – NN, Inc. (NASDAQ: NNBR), a global diversified industrial company that manufactures high-precision components and assemblies, today reported its financial results for the third quarter ended September 30, 2022.
Warren Veltman, President and Chief Executive Officer, said, “Our team made solid progress against our long-term strategic goals during the third quarter. We generated sales growth with increased volumes and improved pricing reflecting our efforts to recover inflation throughout the year and made considerable progress in optimizing our production footprint to be more cost competitive. Although our third quarter results show an improvement from the prior year, the results did not meet our expectations which is disappointing, and we continue to focus on increasing sales in key strategic sectors, additional inflation recovery, and improving operational efficiency. We remain confident that the actions we have taken, including the recently announced closure of our Irvine location, will enable us to deliver for our customers, position the company for success and provide improved shareholder returns.”

GAAP Results
Net sales were $127.3 million, an increase of 8.6% from the third quarter of 2021, primarily due to increased pricing and improved demand in Mobile Solutions, partially offset by unfavorable foreign exchange effects.

Loss from operations was $2.1 million compared to loss from operations of $4.6 million in the third quarter of 2021. The reduction in loss from operations was primarily driven by an increase in sales and lower incentive and stock-based compensation expenses.

Income from operations for the Power Solutions segment was $2.6 million compared to $1.3 million for the same period in 2021. Loss from operations for Mobile Solutions was $0.5 million compared a loss of $0.3 million for the same period in 2021.

Net loss was $2.2 million compared to a net loss of $3.4 million for the same period in 2021. The decrease in net loss was primarily driven by higher sales, lower incentive and stock-based compensation expenses, and an increase in the share of net income from the China joint venture.

Adjusted Results
Adjusted income from operations for the third quarter of 2022 was $2.5 million compared to adjusted loss from operations of $0.2 million for the same period in 2021. Adjusted EBITDA was $11.8 million, or 9.3% of sales, compared to $9.7 million, or 8.3% of sales, for the same period in 2021. Adjusted net income was $1.5 million, or $0.03 per diluted share, compared to adjusted net income of $0.5 million, or $0.01 per diluted share, for the same period in 2021.
Free cash flow was a use of cash of $4.4 million compared to a use of cash of $3.7 million for the same period in 2021. The decrease in free cash flow was primarily driven by an increase in capital expenditures during the third quarter.
On October 13, 2022, the Company announced the planned closure of its production facility in Irvine, California. This announcement follows the closure of the Company’s Taunton, Massachusetts facility which was announced in February 2022. Through the first nine months of 2022, the two facilities generated combined adjusted operating losses of $7.5 million and adjusted EBITDA losses of $5.8 million.
Power Solutions
Net sales for the third quarter of 2022 were $51.1 million compared to $48.7 million in the third quarter of 2021, an increase of 5.0% or $2.4 million. The increase in sales was primarily due to higher customer pricing and volume, partially offset by lower precious metals pass-through pricing and unfavorable foreign exchange effects. Adjusted income from operations was $5.8 million compared to $4.0 million in the third quarter of 2021. The increase in adjusted income from operations was primarily due to the increase in sales and lower incentive compensation expense and favorable mix, partially offset by a gain on the sale of a facility in the third quarter of 2021.

Mobile Solutions
Net sales for the third quarter of 2022 were $76.1 million compared to $68.6 million in the third quarter of 2021, a increase of 11.0% or $7.5 million. The increase in sales was primarily due to increased pricing and volume demand, partially offset by negative foreign exchange effects. Adjusted income from operations was $0.7 million compared to $1.0 million of adjusted income from operations in the third quarter of 2021. The decrease in adjusted operating income was primarily driven by inflationary costs not fully recovered in customer pricing partially offset by lower incentive compensation expense.

2022 Outlook
Based on results for the first nine months of the year, as well as expectations for the remainder of the year, the Company has revised its expectations for financial results for the full year as follows:

◦Revenue in the range of $503 million to $510 million
◦Adjusted EBITDA in the range of $45 million to $48 million
◦Free cash flow in the range of ($12) to ($9) million
◦Free cash flow outlook does not include CARES Act tax refund of ~$11 million due to uncertain timing

Conference Call
NN will discuss its results during its quarterly investor conference call on November 2, 2022, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10170581. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until November 2, 2023.

NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.

The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted common share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a global diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and Asia.
Except for specific historical information, many of the matters discussed in this presentation may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These statements may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to NN, Inc. based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that are outside of management’s control and that may cause actual results to be materially different from such forward-looking statements. Such factors include, among others, general economic conditions and economic conditions in the industrial sector, including, but not limited to, inflation, rising interest rates and labor shortages; the impacts of the COVID-19 pandemic on the Company’s financial condition, business operations and liquidity; competitive influences; risks that current customers will commence or increase captive production; risks of capacity underutilization; quality issues; material changes in the costs and availability of raw materials; supply chain shortages and disruptions; economic, social, political and geopolitical instability, currency fluctuation, and other risks of doing business outside of the United States; our dependence on certain major customers, some of whom are not parties to long-term agreements (and/or are terminable on short notice); the impact of acquisitions and divestitures; the level of our indebtedness; the restrictions contained in our debt agreements; our ability to obtain financing at favorable rates, if at all, and to refinance existing debt as it matures; unanticipated difficulties integrating acquisitions or failing to recognize the expected benefits of divestitures; new laws and governmental regulations; the impact of climate change on our operations; cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions; and other risk factors and cautionary statements listed from time-to-time in our period reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2022. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Jeff Tryka, CFA
Investor Relations Contact
jtryka@lambert.com
(616) 258-5766

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Net sales	$127,297	$117,244	$380,726	$367,205
Cost of sales (exclusive of depreciation and amortization shown separately below)	108,033	98,642	316,500	298,127
Selling, general, and administrative expense	10,205	12,181	38,453	40,341
Depreciation and amortization	11,193	11,605	33,962	34,860
Other operating expense (income), net	(17)	(572)	1,862	(901)
Loss from operations	(2,117)	(4,612)	(10,051)	(5,222)
Interest expense	3,746	3,578	10,673	9,175
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	—	2,390
Derivative payments on interest rate swap	—	—	—	1,717
Loss on interest rate swap	—	—	—	2,033
Other income, net	(1,156)	(4,346)	(4,219)	(2,788)
Loss before benefit (provision) for income taxes and share of net income from joint venture	(4,707)	(3,844)	(16,505)	(17,749)
Benefit (provision) for income taxes	1,068	(375)	(1,514)	612
Share of net income from joint venture	1,424	842	3,935	3,456
Loss from continuing operations	(2,215)	(3,377)	(14,084)	(13,681)
Net loss	$(2,215)	$(3,377)	$(14,084)	$(13,681)
Other comprehensive income (loss):
Foreign currency transaction loss	(7,653)	(2,612)	(13,543)	(1,550)
Interest rate swap:
Change in fair value, net of tax	904	(176)	2,464	(176)
Reclassification adjustment for losses (gains) included in net loss, net of tax	(116)	22	(51)	2,873
Other comprehensive income (loss)	$(6,865)	$(2,766)	$(11,130)	$1,147
Comprehensive loss	$(9,080)	$(6,143)	$(25,214)	$(12,534)
Basic net loss per common share:
Loss from continuing operations per common share	$(0.11)	$(0.13)	$(0.49)	$(0.75)
Net loss per common share	$(0.11)	$(0.13)	$(0.49)	$(0.75)
Weighted average common shares outstanding	44,711	44,455	44,670	43,862
Diluted net loss per common share:
Loss from continuing operations per common share	$(0.11)	$(0.13)	$(0.49)	$(0.75)
Net loss per common share	$(0.11)	$(0.13)	$(0.49)	$(0.75)
Weighted average common shares outstanding	44,711	44,455	44,670	43,862

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$12,551	$28,656
Accounts receivable, net	83,496	71,419
Inventories	84,172	75,027
Income tax receivable	11,104	11,808
Other current assets	12,768	9,372
Total current assets	204,091	196,282
Property, plant and equipment, net	195,084	209,105
Operating lease right-of-use assets	46,164	46,443
Intangible assets, net	77,958	88,718
Investment in joint venture	28,193	34,045
Deferred tax assets	375	314
Other non-current assets	5,750	4,194
Total assets	$557,615	$579,101
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$45,107	$36,710
Accrued salaries, wages and benefits	13,024	17,739
Income tax payable	902	2,072
Current maturities of long-term debt	3,150	3,074
Current portion of operating lease liabilities	5,033	5,704
Other current liabilities	11,351	8,718
Total current liabilities	78,567	74,017
Deferred tax liabilities	6,408	7,456
Long-term debt, net of current portion	154,351	151,052
Operating lease liabilities, net of current portion	51,102	51,295
Other non-current liabilities	10,635	17,289
Total liabilities	301,063	301,109
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at September 30, 2022 and December 31, 2021, respectively	61,786	53,807
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 43,882 and 43,027 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	439	430
Additional paid-in capital	470,543	474,757
Accumulated deficit	(233,184)	(219,100)
Accumulated other comprehensive loss	(43,032)	(31,902)
Total stockholders’ equity	194,766	224,185
Total liabilities, preferred stock, and stockholders’ equity	$557,615	$579,101

NN, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss)	$(14,084)	$(13,681)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	33,962	34,860
Amortization of debt issuance costs and discount	1,021	1,049
Loss on extinguishment of debt and write-off of debt issuance costs	—	2,390
Total derivative loss (gain), net of cash settlements	(4,858)	(856)
Share of net income from joint venture, net of cash dividends received	2,310	(3,456)
Compensation expense from issuance of share-based awards	3,862	2,580
Deferred income taxes	(1,831)	(3,720)
Other	(3,096)	(1,834)
Changes in operating assets and liabilities:
Accounts receivable	(15,667)	136
Inventories	(11,314)	(13,252)
Accounts payable	9,827	7,982
Income taxes receivable and payable, net	(403)	(5,171)
Other	(2,400)	(1,336)
Net cash provided by (used in) operating activities	(2,671)	5,691
Cash flows from investing activities
Acquisition of property, plant and equipment	(14,011)	(14,556)
Proceeds from sale of property, plant, and equipment	460	1,177
Proceeds from (cash paid for post-closing adjustments on) sale of business, net of cash sold	—	(3,880)
Cash settlements of interest rate swap	—	(15,420)
Net cash used in investing activities	(13,551)	(32,679)
Cash flows from financing activities
Cash paid for debt issuance costs	(136)	(7,360)
Proceeds from issuance of preferred stock	—	61,793
Redemption of preferred stock	—	(122,434)
Proceeds from long-term debt	32,000	166,000
Repayments of long-term debt	(28,158)	(88,058)
Repayments of short-term debt, net	—	(1,563)
Other	(2,265)	(3,859)
Net cash provided by financing activities	1,441	4,519
Effect of exchange rate changes on cash flows	(1,324)	(1,058)
Net change in cash and cash equivalents	(16,105)	(23,527)
Cash and cash equivalents at beginning of period	28,656	48,138
Cash and cash equivalents at end of period	$12,551	$24,611

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended September 30,
(in thousands)
NN, Inc. Consolidated	2022	2021
GAAP income (loss) from operations	$(2,117)	$(4,612)
Acquisition and transition expense*	1,002	832
Amortization of intangibles	3,587	3,586
Non-GAAP adjusted income (loss) from operations (a)	$2,472	$(194)

Non-GAAP adjusted operating margin (1)	1.9%	(0.2)%
GAAP net sales	$127,297	$117,244

	Three Months Ended September 30,
(in thousands)
Power Solutions	2022	2021
GAAP income (loss) from operations	$2,582	$1,252
Acquisition and transition expense	474	(17)
Amortization of intangibles	2,749	2,748
Non-GAAP adjusted income (loss) from operations (a)	$5,805	$3,983

Non-GAAP adjusted operating margin (1)	11.4%	8.2%
GAAP net sales	$51,124	$48,680

	Three Months Ended September 30,
(in thousands)
Mobile Solutions	2022	2021
GAAP income (loss) from operations	$(474)	$(257)
Acquisition and transition expense	344	404
Amortization of intangibles	838	838
Non-GAAP adjusted income (loss) from operations (a)	708	985

Share of net income from joint venture	1,424	842
Non-GAAP adjusted income (loss) from operations with JV	$2,132	$1,827

Non-GAAP adjusted operating margin (1)	2.8%	2.7%
GAAP net sales	$76,122	$68,586

	Three Months Ended September 30,
(in thousands)
Elimination	2022	2021
GAAP net sales	$51	$(22)

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income (loss) from operations / GAAP net sales
*2022 expense includes $0.3 million of professional fees and $0.7 million of integration & transformation fees. 2021 expense includes $0.4 million of professional fees and $0.4 million of integration & transformation fees.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA
	Three Months Ended September 30,

(in thousands)	2022	2021
GAAP net income (loss)	$(2,215)	$(3,377)

Provision (benefit) for income taxes	(1,068)	375
Interest expense	3,746	3,578
Change in fair value of preferred stock derivatives and warrants	(1,623)	(4,829)
Depreciation and amortization	11,193	11,605
Acquisition and transition expense	1,002	832
Non-cash stock compensation	307	931
Non-cash foreign exchange (gain) loss on inter-company loans	444	615
Non-GAAP adjusted EBITDA (b)	$11,786	$9,730

Non-GAAP adjusted EBITDA margin (2)	9.3%	8.3%
GAAP net sales	$127,297	$117,244
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income and GAAP Net Income (Loss)
per Diluted Common Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Common Share

	Three Months Ended September 30,
(in thousands)	2022	2021
GAAP net income (loss)	$(2,215)	$(3,377)

Pre-tax acquisition and transition expense	1,002	832
Pre-tax foreign exchange (gain) loss on inter-company loans	444	615
Pre-tax change in fair value of preferred stock derivatives and warrants	(1,623)	(4,829)
Pre-tax amortization of intangibles and deferred financing costs	3,946	3,918
Tax effect of adjustments reflected above (c)	(800)	(113)
Non-GAAP discrete tax adjustments	749	3,469
Non-GAAP adjusted net income (loss) (d)	$1,503	$515

	Three Months Ended September 30,
(per diluted common share)	2022	2021
GAAP net income (loss) per diluted common share	$(0.11)	$(0.13)

Pre-tax acquisition and transition expense	0.02	0.02
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.01
Pre-tax change in fair value of preferred stock derivatives and warrants	(0.04)	(0.11)
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.09
Tax effect of adjustments reflected above (c)	(0.02)	—
Non-GAAP discrete tax adjustments	0.02	0.08
Preferred stock cumulative dividends and deemed dividends	0.06	0.05
Non-GAAP adjusted net income (loss) per diluted common share (d)	$0.03	$0.01
Weighted average common shares outstanding	44,711	44,455

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended September 30,
(in thousands)	2022	2021
Net cash used in operating activities	(127)	(207)
Acquisition of property, plant and equipment	(4,308)	(3,541)
Free cash flow	$(4,435)	$(3,748)

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted common share, and free cash flow provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value that was recognized in earnings, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry.